Exhibit 10.18

1999 COMERICA INCORPORATED

AMENDED AND RESTATED

DEFERRED COMPENSATION PLAN

(Amended and Restated Effective December 31, 2008)

1999 COMERICA INCORPORATED

AMENDED AND RESTATED

DEFERRED COMPENSATION PLAN

ARTICLE I	PURPOSE AND INTENT	1

ARTICLE II	DEFINITIONS	1

A.	DEFINITIONS	1

ARTICLE III	ELECTION TO PARTICIPATE IN THE PLAN	4

A.	COMPLETION OF IRREVOCABLE ELECTION FORM	4
B.	CONTENTS OF IRREVOCABLE ELECTION FORM	5
C.	EFFECT OF SUBMITTING AN IRREVOCABLE ELECTION FORM	5
D.	SPECIAL RULES APPLICABLE TO IRREVOCABLE ELECTION FORMS AND DEFERRAL OF COMPENSATION	5
E.	DEFERRED COMPENSATION TRANSFERRED INTO THE PLAN	6
F.	SUBSEQUENT ELECTIONS	6

ARTICLE IV	DEFERRED COMPENSATION ACCOUNTS AND INVESTMENT OF DEFERRED COMPENSATION	7

A.	DEFERRED COMPENSATION ACCOUNTS	7
B.	EARNINGS AND CHARGES ON ACCOUNTS	7
C.	CONTRIBUTION OF COMPENSATION DEFERRALS TO TRUST	7
D.	INSULATION FROM LIABILITY	7
E.	OWNERSHIP OF COMPENSATION DEFERRALS	8
F.	SPECIAL RULE APPLICABLE TO CERTAIN REALLOCATIONS	8
G.	ADJUSTMENT OF ACCOUNTS UPON CHANGES IN CAPITALIZATION	9

ARTICLE V	DISTRIBUTION OF COMPENSATION DEFERRALS	9

A.	IN GENERAL	9
B.	DESIGNATION OF BENEFICIARY	13

ARTICLE VI	AMENDMENT OR TERMINATION	13

A.	AMENDMENT OF PLAN	13
B.	TERMINATION OF PLAN	13

ARTICLE VII	AUDITING OF ACCOUNTS AND STATEMENTS TO PARTICIPANTS	14

A.	AUDITING OF ACCOUNTS	14
B.	STATEMENTS TO PARTICIPANTS	14
C.	FEES AND EXPENSES OF ADMINISTRATION	14
D.	NONCOMPLIANCE	15

ARTICLE VIII	MISCELLANEOUS PROVISIONS	15

A.	VESTING OF ACCOUNTS	15
B.	PROHIBITION AGAINST ASSIGNMENT	15
C.	NO EMPLOYMENT CONTRACT	15
D.	SUCCESSORS BOUND	15
E.	PROHIBITION AGAINST LOANS	15
F.	ADMINISTRATION BY COMMITTEE	15
G.	GOVERNING LAW AND RULES OF CONSTRUCTION	16
H.	POWER TO INTERPRET	16
I.	COMPLIANCE & SEVERABILITY	16

i

J.	CLAIMS PROCEDURES	16
K.	EFFECTIVE DATE	16

ii

ARTICLE I
PURPOSE AND INTENT

The 1999 Comerica Incorporated Amended and Restated Deferred Compensation Plan (the “Plan”) enables Participants to defer receipt of all or a portion of their Compensation to provide additional income for them subsequent to their retirement, Disability or termination of employment.  It is the intention of the Corporation that the Plan be a plan which is unfunded and maintained primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees.

ARTICLE II
DEFINITIONS

A.            Definitions.  The following words and phrases, wherever capitalized, shall have the following meanings respectively:

1.             “Account(s)” means the book reserve account established by the Plan Administrator for each Participant under Article IV(A) hereof.

2.             “Aggregated Plan” means all agreements, methods, programs, and other arrangements sponsored by the Corporation that would be aggregated with this Plan under Section 1.409A-1(c) of the Regulations.

3.             “Annual Base Compensation” means all ordinary and regular compensation earned by a Participant during a calendar year, including overtime and commissions.

4.             “Beneficiary(ies)” means the person(s), natural or corporate, in whatever capacity, designated by a Participant pursuant to this Plan, or the person otherwise deemed to constitute the Participant’s beneficiary under Article V(B)(2) hereof, to receive a distribution hereunder on account of the Participant’s death.

5.             “Board” means the Board of Directors of the Corporation.

6.             “Change in Control” shall have the meaning set forth in Exhibit A to this Plan.

7.             “Code” means the Internal Revenue Code of 1986, as amended.

8.             “Comerica Stock” means shares of common stock of the Corporation, $5.00 par value.

9.             “Comerica Stock Fund” means the investment option established under the Plan in which a Participant may have requested, prior to January 1, 1999, to have Compensation Deferrals be deemed invested in units whose value is tied to the market value of shares of Comerica Stock.

10.           “Committee” means the Governance, Compensation and Nominating Committee of the Board, or such other committee appointed by the Board to administer the Plan.

11.           “Compensation” means gross salary from the Employer, including Annual Base Compensation, any Incentive Award and any other form of cash remuneration approved by the Committee.

12.           “Compensation Deferral(s)” means the amount of Compensation deferred pursuant to an Irrevocable Election Form, plus any amount of Compensation deferred under another deferred compensation plan that is transferred into the Plan pursuant to Article III(F), and where the context requires, shall include earnings on said amounts.

13.           “Corporation” means Comerica Incorporated, a Delaware corporation, and any successor entity.

14.           “Disabled” or “Disability” means a Participant’s inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, or is by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, receiving income replacement benefits for a period of not less than three (3) months under an accident and health plan covering employees of the Participant’s Employer.

15.           “Eligible Employee” means an individual employed by an Employer who is: (i) eligible to receive Compensation under the Management Incentive Plan; or (ii) eligible to receive Compensation under an incentive program sponsored by any business unit of the Employer and a member of a select group of management or highly compensated employees for the period with respect to which the election relates.

16.           “Employer” means the Corporation and each subsidiary corporation, and any successor entity thereto.

17.           “ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

18.           “Exchange Act” means the Securities Exchange Act of 1934, as amended.

19.           “Incentive Award” means (a) a business unit incentive or (b) an incentive award granted to Participants pursuant to the Management Incentive Plan which qualifies as Section 409A Performance Based Compensation and which is related to the Corporation’s performance, including, but not limited to, awards earned with respect to one-year and three-year Performance Periods. Notwithstanding the foregoing, the term “Incentive Award” shall not include business unit incentives granted under any warrant compensation plan.

20.           “Irrevocable Election Form” means the form used by an Eligible Employee or Participant to make deferral elections under this Plan, as provided by the Corporation, and as revised from time to time.

21.           “Management Incentive Plan” means the Amended and Restated Comerica Incorporated Management Incentive Plan, as amended from time to time.

22.           “Participant” means an employee whose Irrevocable Election Form has been timely received by the Corporation pursuant to Article III(A) hereof or on whose behalf an Irrevocable Election Form has been filed by the Committee pursuant to Article III(E), an employee who has a deferral election currently in effect, or an employee or former employee with an Account balance under the Plan.

23.           “Performance Period” means, with respect to Incentive Awards, the period specified by the Committee, which period shall not be less than 12 months, during which Participants can earn such Compensation.

24.           “Plan” means the 1999 Comerica Incorporated Amended and Restated Deferred Compensation Plan, the provisions of which are set forth herein, as they may be amended from time to time.

25.           “Plan Administrator(s)” means the individual(s) appointed by the Committee to handle the day-to-day administration of the Plan.

26.           “Regulations” means the Treasury Regulations promulgated under the Code.

27.           “Retirement” means, for purposes of this Plan, the earlier of (i) the date on which the Participant attains at least age fifty-five (55) and completes five (5) years of service or (ii) the date on which the Participant attains age sixty-five (65) .

28.           “Section 16 Insider” means any Participant who is designated by the Corporation as a reporting person under Section 16 of the Exchange Act.

29.           “Section 409A Performance Based Compensation” means any Incentive Award that qualifies as “performance based compensation” within the meaning of Regulations Section 1.409A-1(e).  Notwithstanding any other provision herein, no Incentive Award will be deemed to constitute Section 409A Performance Based Compensation if the performance conditions that serve as the basis for the Incentive Award are substantially certain to be satisfied at the time such performance conditions are established.

30.           “Separation from Service” means a reasonably anticipated permanent reduction in the level of bona fide services performed by the Participant for the Employer to 20% or less of the average level of bona fide services performed by the Participant for the Employer (whether as an employee or an independent contractor) in the immediately preceding thirty-six (36) months (or the full period of service to the Employer if the Participant has been providing services to the Employer for less than thirty-six (36)

months).  The determination of whether a Separation from Service has occurred shall be made by the Plan Administrator in accordance with the provisions of Code Section 409A and the Regulations promulgated thereunder.

32.           “Specified Employee” means a key employee, as defined in Code Section 416(i), without regard to paragraph (5) thereof, of an Employer, as contemplated in Code Section 409A and the Regulations promulgated thereunder.

33.           “Trust” means one or more rabbi trusts, as may be established by the Corporation in connection with this Plan.  Such rabbi trusts may be irrevocable and shall conform with the requirements of Revenue Procedure 92-64 (and subsequent guidance issued thereto).

34.           “Trustee” means the entity selected by the Corporation as trustee of the Trust, if any.

35.           “Unforeseeable Emergency” means a severe financial hardship to the Participant resulting from an illness or accident of the Participant, the Participant’s spouse, or a dependent (as defined in Code Section 152, without regard to Section 152(b)(1), (b)(2), and (d)(1)(B)) of the Participant; loss of the Participant’s property due to casualty (including the need to rebuild a home following damage to a home not otherwise covered by insurance, for example not as a result of a natural disaster); or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant.  The determination of whether a Participant has suffered a financial hardship as a result of an Unforeseeable Emergency shall be made by the Committee in accordance with the provisions of Code Section 409A and the Regulations promulgated thereunder.

ARTICLE III
ELECTION TO PARTICIPATE IN THE PLAN

A.            Completion of Irrevocable Election Form.

1.             Deferrals of Annual Base Compensation and Non-Performance Based Incentive Awards.  An Eligible Employee who wishes to become a Participant in the Plan must submit a signed Irrevocable Election Form in accordance with Article III(B) and (D) below within the time frame permitted by the Plan Administrator, which shall in no event be later than the last business date preceding the calendar year in which such Annual Base Compensation or Incentive Award that does not qualify as Section 409A Performance Based Compensation is earned.

2.             Deferrals of Section 409A Performance Based Compensation.    Notwithstanding the preceding subparagraph, any Eligible Employee who wishes to defer an Incentive Award that qualifies as Section 409A Performance Based Compensation must submit a signed Irrevocable Election Form in accordance with Article III(B) and (D) below within the time frame permitted by the Plan Administrator, which shall in no event be later than six (6) months before the end of the applicable Performance Period during which the Incentive Award may be earned.

The Eligible Employee will be deemed to have made an election to participate in this Plan on the date that the Corporation receives the Irrevocable Election Form.  An Eligible Employee or Participant must timely file an Irrevocable Election Form with respect to each calendar year or Performance Period in which he or she wishes to defer Compensation. Notwithstanding anything in this Article III to the contrary, the Committee, in its sole discretion, may impose limitations on the percentage or dollar amount of any election to defer Compensation hereunder.

B.            Contents of Irrevocable Election Form.  Each Irrevocable Election Form shall:  (i) designate the amount of Compensation to be deferred in whole percentages or in whole dollars, to the extent permitted by the Plan Administrator; (ii) request that the Employer defer payment of Compensation to the Participant until the Participant’s Separation from Service; (iii) state how the Participant wishes to receive payment of the Compensation Deferrals at Retirement (e.g. in a lump sum or installments); and (iv) contain other provisions the Plan Administrator deems appropriate.

C.            Effect of Submitting an Irrevocable Election Form.  Upon  submission of his or her Irrevocable Election Form, an eligible Employee or Participant shall be (i) bound by the provisions of the Plan and by the provisions of any agreement governing the Trust; (ii) bound by the provisions of the Irrevocable Election Form; and (iii) deemed to have assumed the risks of deferral, including, without limitation, the risk of poor investment performance, the risk that the Corporation may become insolvent and the risk that Compensation Deferrals (and earnings thereon) may be subject to penalties and interest as a result of noncompliance with Code Section 409A as described in Article VII(D) of this Plan.

D.            Special Rules Applicable to Irrevocable Election Forms and Deferral of Compensation.

1.             Deferral Election to be Made Before Compensation is Earned.  Compensation may only be deferred to the extent that it has not yet been earned by the Eligible Employee or Participant.

2.             Deferral Elections for Performance-Based Incentive Awards.  An eligible Employee or Participant may elect to defer an Incentive Award that qualifies as Section 409A Performance Based Compensation in accordance with Article III(A)(2) above; provided, that the Participant performs services for the Employer continuously from the later of (i) the beginning of the Performance Period or (ii) the date the performance criteria for the applicable Incentive Award are established through the date that such election is made and, provided further, that no election to defer such Incentive Award may be made after such Incentive Award has become “readily ascertainable” for purposes of Code Section 409A.

3.             Deferral Elections Upon Initial Participation.  Notwithstanding the preceding sentence, an Eligible Employee may file an Irrevocable Election Form with the

Corporation within thirty (30) days after the date such individual first becomes eligible to participate in the Plan with respect to Compensation earned for services performed after the date of the election (which, with respect to Incentive Awards that qualify as Section 409A Performance Based Compensation, shall be limited to a percentage of the Incentive Award represented by a fraction, the numerator of which is the number of days remaining in the Performance Period after the election is made and the denominator of which is the total number of days in the Performance Period).

4.             Irrevocability of Deferral Election.  Except to the extent expressly provided under the Plan or permitted under Code Section 409A and the Regulations promulgated thereunder, the provisions of the Irrevocable Election Form relating to an election to defer Compensation and the selection of the time and manner of payment of the Compensation Deferrals shall be irrevocable as of the last date on which such Irrevocable Election Form may be submitted in accordance with Article III(A).

E.             Deferred Compensation Transferred into the Plan.

1.             At the discretion of the Committee, a Participant may be permitted to transfer previously deferred compensation into the Plan, so long as such amounts were deferred pursuant to the terms of a nonqualified deferred compensation plan of an Employer.  Further, such transfer will only be permitted if the Committee determines (1) that the transfer will meet the applicable requirements of the Plan; (2) will not adversely affect the Plan’s status as an “unfunded” Plan for income tax purposes and for purposes of Title I of ERISA; (3) the Participant has had no right, in conjunction with said transfer, to receive such deferred compensation in cash; and (4) such transfer will not result in a violation of Code Section 409A.  Compensation Deferrals that are transferred into the Plan will be allocated to the Participant’s Account and, unless otherwise stated, will be subject to all of the terms and conditions of the Plan for Compensation Deferrals, including, but not limited to the provisions of Article IV.

2.             Amounts transferred from the Imperial Bancorp Deferred Compensation Plan effective November 30, 2001, were accepted into this Plan pursuant to Resolutions of the Compensation Committee of the Board of Directors of Comerica, signed January 21, 2002.  If any Participant, prior to November 30, 2001, had elected to receive a “Short-Term Payout” from such plan pursuant to its Article 4, Section 4.1, such election shall be honored.  “Short-Term Payouts” are not permitted under any other circumstances.

F.             Subsequent Elections.  A Participant is not permitted to make a subsequent election with respect to the timing or form of payment of any Compensation deferred under this Plan pursuant to an Irrevocable Election Form that has become irrevocable in accordance with Article III(D)(4) above.

ARTICLE IV

DEFERRED COMPENSATION ACCOUNTS

AND INVESTMENT OF DEFERRED COMPENSATION

A.                                   Deferred Compensation Accounts.  The Plan Administrator shall establish a book reserve account in the name of each Participant.  As soon as is administratively feasible following the date Compensation subject to an Irrevocable Election Form would otherwise be paid to the Participant, the Plan Administrator shall credit the amount of the Compensation being deferred to the Participant’s Account.

B.                                     Earnings and Charges on Accounts.  Upon receipt of an Irrevocable Election Form, and from time to time thereafter, at intervals to be determined by the Plan Administrator, each Participant shall be permitted to select, in a form approved by and in accordance with procedures established by the Plan Administrator, how the Participant chooses the balance (and any earnings and dividends credited thereon) of his or her Account to be deemed invested among investment options (which, for elections made on and after January 1, 1999, shall not include the Comerica Stock Fund) selected by the Plan Administrator.  If a Participant fails to select the investment options in which his Account will be deemed invested, the Participant’s Account shall be deemed invested in one or more default investments selected by the Plan Administrator.

The Corporation shall be under no obligation to invest any Account in the investment options selected by the Participant, and any investments actually made by the Corporation with Compensation Deferrals will be acquired solely in the name of the Corporation, and will remain the sole property of the Corporation, except to the extent held in a Trust.

From time to time, at intervals to be determined by the Committee, but not less than once annually, each Participant’s Account shall be credited with earnings or charged with losses resulting from the deemed investment of the Compensation Deferrals credited to the Account as though the Compensation Deferrals had been hypothetically invested in the investments options selected (or deemed selected) by the Participant as provided below, and shall be charged with any distributions, any federal and state income tax withholdings, any social security tax as may be required by law and by any further amounts, including administrative fees and expenses, the Employer is either required to withhold or determines are appropriate charges to such Participant’s Account.

C.                                     Contribution of Compensation Deferrals to Trust.  In the sole discretion of the Corporation, all or any portion of the Compensation Deferrals credited to any Participant’s Account may be contributed to a Trust established by the Corporation in connection with the Plan.  No Participant or Beneficiary shall have the right to direct or require that the Corporation contribute the Participant’s Compensation Deferrals to the Trust.  Any Compensation Deferrals so contributed shall be held, invested and administered to provide benefits under the Plan except as otherwise required in the agreement governing the Trust.

D.                                    Insulation from Liability.  The Corporation agrees to indemnify and to defend, to the fullest extent permitted by law, any person serving as a member of the Committee or as the Plan Administrator (including any employee or former employee who formerly so served) who is, or is threatened to be made, a named defendant or respondent in a proceeding because of such person’s status as a member of the Committee or the Plan Administrator against any costs (including reasonable attorneys’ fees)  or liability, unless attributable to such individual’s own fraud or willful misconduct.

E.                                      Ownership of Compensation Deferrals.  Title to and beneficial ownership of any assets, of whatever nature, which may be credited to any Account shall at all times remain with the Corporation, and no Participant or Beneficiary shall have any property interest whatsoever in any specific assets of the Corporation by reason of the establishment of the Plan nor shall the rights of any Participant or Beneficiary to payments under the Plan be increased by reason of the Corporation’s contribution of Compensation Deferrals to the Trust.  The rights of each Participant and Beneficiary hereunder shall be limited to enforcing the unfunded, unsecured promise of the Corporation to pay benefits under the Plan, and the status of any Participant or Beneficiary shall be that of an unsecured general creditor of the Corporation.  Participants and Beneficiaries shall not be deemed to be parties to any trust agreement the Corporation enters into with the Trustee.

F.                                      Special Rule Applicable To Certain Reallocations.

1.                                       Effective January 1, 1999, a Participant may not elect to have any portion of his Account deemed invested in the Comerica Stock Fund. Notwithstanding the foregoing, a Participant whose Account, all or a portion of which is deemed invested in the Comerica Stock Fund on January 1, 1999, may continue to have such amounts deemed invested in the Comerica Stock Fund.  Further, except to the extent provided in subsection (2) of this Section F, a Participant whose Account, all or a portion of which is deemed invested in the Comerica Stock Fund on January 1, 1999, may elect to have all or any portion of such amounts deemed invested in any other investment option selected by the Committee (which shall not include the Comerica Stock Fund).  Amounts that are reallocated from the Comerica Stock Fund to another investment option after January 1, 1999 may not thereafter be deemed invested in the Comerica Stock Fund.

2.                                       Notwithstanding the provisions of subsection (1) above, a Section 16 Insider whose Account, all or a portion of which is deemed invested in the Comerica Stock Fund, may not elect to have all or any portion of such amounts to be deemed invested into any other investment funds if, within the previous six months, he or she (or any other person whose transactions are attributed to the Section 16 Insider under Section 16 of the Exchange Act) either (i) acquired shares of Comerica Stock in the open market or pursuant to a private transaction, or (ii) made an election under the Plan (or under any other plan sponsored by the Corporation) that resulted in an “acquisition” of equity securities of the Corporation within the meaning of that term under Section 16 of the Exchange Act.

To the extent consistent with rules under Section 16 of the Exchange Act, the foregoing prohibitions shall not be applicable if the reallocation is in connection with the Section 16 Insider’s death, Disability, Retirement or termination of employment.

Notwithstanding any other provision of the Plan, effective January 1, 1999, except in the circumstances of death, Disability, Retirement or other termination of employment, a Section 16 Insider shall not be permitted to receive a cash distribution from the Plan which is funded to any extent by a disposition of his or her interest.

G.                                     Adjustment of Accounts Upon Changes In Capitalization.  With respect to Accounts that are deemed to be invested in whole or in part in the Comerica Stock Fund, in the event the number of outstanding shares of Comerica Stock changes as a result of any stock split, stock dividend, recapitalization, merger, consolidation, reorganization, combination, or exchange of shares, split-up, spin-off, liquidation or other similar change in capitalization, or any distribution made to common stockholders other than cash dividends, the number or kind of shares of Comerica Stock in which such Accounts are deemed to be invested shall be automatically adjusted, and the Plan Administrator shall be authorized to make such other equitable adjustment of any Account, so that the value of the Account shall not be decreased by reason of the occurrence of such event.  Any such adjustment shall be conclusive and binding.

ARTICLE V

DISTRIBUTION OF COMPENSATION DEFERRALS

A.                                   In General.  The Compensation Deferrals shall be paid to the Participant or, if applicable, to the Participant’s Beneficiary as follows:

1.                                       Separation from Service Following Retirement.  If the Participant’s Separation from Service occurs on or after the date on which the Participant qualifies for Retirement, the Corporation shall distribute, or commence to distribute (or instruct the Trustee to distribute, or to commence to distribute) within ninety (90) days following such Participant’s Separation from Service, the balance of the Participant’s Account, in cash, to the Participant or, if applicable, the Participant’s Beneficiary in any manner described below that is specified in the applicable Irrevocable Election Form:  (i) a single lump sum; (ii) five (5) annual installments; (iii) ten (10) annual installments; or (iv) fifteen (15) annual installments; provided, however, that distribution of any portion of the Participant’s Account attributable to amounts transferred into the Plan from the Imperial Entertainment Group Equity Appreciation Rights Program, shall be made in a single lump sum payment only.  Notwithstanding the preceding sentence, in the case of a Specified Employee, distributions will be delayed until the first business date that is six (6) months after the date of such Specified Employee’s Separation from Service (or, if earlier, the date of death of the Specified Employee).

Installment payments shall be calculated by multiplying the Participant’s Account balance on the date of determination by a fraction, the numerator of which is one (1) and the denominator of which is the number of years over which the benefits will be paid, as specified in the applicable Irrevocable Election Form, less the number of years elapsed in such period on the date of the determination.  The value of the Participant’s Account shall be determined based upon the closing price of the corresponding investment funds as reported on the exchange on which such funds are listed or the market on which such funds are traded on the trading day immediately prior to the distribution of the installment payment or Account balance.

2.                                       Death or Separation from Service Prior to Retirement.  If a Participant dies or has a Separation from Service prior to the date on which he qualifies for Retirement (unless such Separation from Service is due to the Participant’s Disability), then, notwithstanding the manner specified in the applicable Irrevocable Election Form, the Corporation shall distribute (or direct the Trustee to distribute) the balance of the Participant’s Account, in cash, to the Participant or, if applicable, to the Participant’s Beneficiary in a single lump sum distribution within ninety (90) days following the date of the Participant’s death or Separation from Service, whichever is applicable.  Notwithstanding the preceding sentence, in the case of a Specified Employee, payment will be delayed until the first business date that is six (6) months after the date of such Specified Employee’s Separation from Service (or, if earlier, the date of such Specified Employee’s death).  The value of the Participant’s Account shall be determined based upon the closing price of the corresponding investment funds as reported on the exchange on which such funds are listed or the market on which such funds are traded on the trading day immediately prior to the distribution of the Account balance.

3.                                       Disability Prior to Retirement.  If the Participant’s Separation from Service occurs prior to the date on which he qualifies for Retirement and is due to the Participant’s Disability, the Corporation shall distribute, or commence to distribute (or instruct the Trustee to distribute, or to commence to distribute) within ninety (90) days following such Separation from Service, the balance of the Participant’s Account, in cash, to the Participant or, if applicable, to the Participant’s legal representative, in such manner as is specified in the applicable Irrevocable Election Form.  The value of the Participant’s Account shall be determined based upon the closing price of the corresponding investment funds as reported on the exchange on which such funds are listed or the market on which such funds are traded on the trading day immediately prior to the distribution of the installment payment or Account balance.

4.                                       Death of Participant Prior to End of Installment Distribution Period.  If the Participant dies after the commencement of installments hereunder but prior to the distribution of his or her entire Account, then, notwithstanding the manner of distribution specified in the applicable Irrevocable Election Form, the Corporation shall distribute (or direct the Trustee to distribute) the balance of the Participant’s Account, in cash, to the Participant’s Beneficiary in a single lump sum distribution within ninety (90) days following the date of the Participant’s death.  The value of the Participant’s Account shall be determined based upon the closing price of the corresponding investment funds as reported on the exchange on which such funds are listed or the market on which such funds are traded on the trading day immediately prior to the distribution of the Account balance.

5.                                       Effect of Unforeseeable Emergency.  In the event of an Unforeseeable Emergency involving a Participant, the Committee may, in its sole discretion:

a.                                       direct a single distribution to the Participant from the Participant’s Account, within ninety (90) days following such Unforeseeable Emergency, not to exceed the amount reasonably necessary to cover the emergency, plus amounts necessary to pay any Federal, state, local or foreign income taxes anticipated as a result of the distribution.  However, no distribution will be made on account of an Unforeseeable Emergency to the extent that such emergency is or may be relieved (i) through reimbursement or compensation from insurance or otherwise, (ii) by liquidation of the Participant’s assets, to the extent the liquidation of such assets would not itself cause severe financial hardship), or (iii) by cessation of deferrals under Article V(A)(5)(b),  The determination of the amount reasonably necessary to cover the emergency must take into account additional Compensation that is available by cancellation of a deferral election pursuant to Article V(A)(5)(b); and/or

b.                                      cancel a future deferral election with respect to the amount necessary, in the judgment of the Committee, to alleviate the financial hardship occasioned by the Unforeseeable Emergency.

Any Participant desiring a distribution on account of an Unforeseeable Emergency shall submit to the Committee a written request that sets forth in reasonable detail the Unforeseeable Emergency that would cause the Participant severe financial hardship, and the amount the Participant believes to be necessary to alleviate the financial hardship.  If a Participant receives a hardship distribution under this Article V(A)(5) and/or under the Comerica Incorporated Preferred Savings Plan, the Irrevocable Election Form submitted hereunder by or on behalf of the Participant shall be automatically cancelled.  Any Participant who receives a hardship distribution or whose deferral election is cancelled hereunder shall not again be eligible to submit a deferral election until the next enrollment period after the calendar year in which the hardship distribution is made or the Irrevocable Election Form is cancelled.

6.                                       Distributions of Small Amounts.  If, at the time an installment distribution of a Participant’s Account is scheduled to commence, the fair market value of such Account does not exceed $5,000, then notwithstanding an election by the Participant to receive distribution of such Account in installments, the balance of such Account shall be distributed to the Participant in a lump sum distribution on or about the date the first installment is scheduled to be made.

7.                                       Change in Control.  If a Participant incurs a Separation from Service within sixty (60) days following a Change in Control, then, notwithstanding the time and manner of distribution specified in the applicable Irrevocable Election Form, the Corporation shall distribute (or direct the Trustee to distribute) the balance of the Participant’s Account, in cash, to the Participant or, if applicable, to the Participant’s Beneficiary or legal representative, in a single lump sum distribution within the ninety (90)-day period following the date of such Separation from Service.  Notwithstanding the foregoing, if the Participant is a Specified Employee on the date of his Separation from Service, the balance of the Participant’s Account shall be distributed, in cash, in a single lump sum distribution on the first business date that is six months following the date of such Participant’s Separation from Service (or, if earlier, the date of such Participant’s death).

8.                                       Distribution in the Event of Income Inclusion Under Code Section 409A.  If any portion of a Participant’s Account is required to be included in income by the Participant prior to receipt due to a failure of this Plan or any Aggregated Plan to comply with the requirements of Code Section 409A and the Regulations, the Committee may determine that such Participant shall receive a distribution from the Plan in an amount equal to the lesser of: (i) the portion of his or her Account required to be included in income as a result of the failure of the Plan or any Aggregated Plan to comply with the requirements of Code Section 409A and the Regulations, or (ii) the balance of the Participant’s Account.

9.                                       Distribution Necessary to Satisfy Applicable Tax Withholding.  If an Employer is required to withhold amounts to pay the Participant’s portion of the Federal Insurance Contributions Act (FICA) tax imposed under Code Sections 3101, 3121(a) or 3121(v)(2) with respect to amounts that are or will be paid to the Participant under the Plan before they otherwise would be paid, the Committee may determine that such Participant shall receive a distribution from the Plan in an amount equal to the lesser of:  (i) the amount in the Participant’s Account or (ii) the aggregate of the FICA taxes imposed and the income tax withholding related to such amount.

10.                                 Delay in Payments Subject to Code Section 162(m).  In the event the Corporation reasonably anticipates that if the payment of benefits as specified hereunder would result in the loss of the Corporation’s Federal income tax deduction with respect to such payment due to the application of Code Section 162(m), the Committee may delay the payment of all such benefits under this Article V until (i) the first taxable year in which the Corporation reasonably anticipates, or should reasonably anticipate, that if the payment were made during such year, the deduction of such payment would not be barred by application of Code Section 162(m) or (ii) during the period beginning with the date of the Participant’s Separation from Service (or, for Specified Employees, the first business date which is six (6) months after the date of the Participant’s Separation from Service) and ending on the later of (A) the last day of the taxable year of the Corporation which includes such date or (B) the 15th day of the third month following the date of the Participant’s Separation from Service (or, for Specified Employees, the first business date which is six (6) months after the date of the Participant’s Separation from Service).

11.                                 Delay for Payments in Violation of Federal Securities Laws or Other Applicable Law.  In the event the Corporation reasonably anticipates that the payment of benefits as specified hereunder would violate Federal securities laws or other applicable law, the Committee may delay the payment under this Article V until the earliest date at which the Corporation reasonably anticipates that making of such payment would not cause such violation.

12.                                 Delay for Insolvency or Compelling Business Reasons.  In the event the Corporation determines that the making of any payment of benefits on the date specified hereunder would jeopardize the ability of the Corporation to continue as a going concern, the Committee may delay the payment of benefits under this Article V until the first calendar year in which the Corporation notifies the Committee that the payment of benefits would not have such effect.

13.                                 Administrative Delay in Payment.  The payment of benefits hereunder shall begin at the date specified in accordance with the provisions of the foregoing paragraphs of this Article V; provided that, in the case of administrative necessity, the payment of such benefits may be delayed up to the later of the last day of the calendar year in which payment would otherwise be made or the 15th day of the third calendar month following the date on which payment would otherwise be made.  Further, if, as a result of events beyond the control of the Participant (or following the Participant’s death, the Participant’s Beneficiary), it is not administratively practicable for the Plan Administrator to calculate the amount of benefits due to Participant as of the date on which payment would otherwise be made, the payment may be delayed until the first calendar year in which calculation of the amount is administratively practicable.

14.                                 No Participant Election.  Notwithstanding the foregoing provisions, if the period during which payment of benefits hereunder will be made occurs, or will occur, in two calendar years, the Participant shall not be permitted to elect the calendar year in which the payment shall be made.

B.                                     Designation of Beneficiary.  A Participant shall deliver to the Corporation a written designation of Beneficiary(ies) under the Plan, which designation may be amended or revoked from time to time, without notice to, or consent of, any previously designated Beneficiary.

1.                                       Beneficiary Designation Must be Filed Prior to Participant’s Death.  No designation of Beneficiary, and no amendment or revocation thereof, shall become effective if delivered to the Corporation after such Participant’s death, unless the Committee shall determine such designation, amendment or revocation to be valid.

2.                                       Absence of Beneficiary.  In the absence of an effective designation of Beneficiary, or if no Beneficiary designated shall survive the Participant, then the balance of the Participant’s Account shall be paid to the Participant’s estate.

ARTICLE VI

AMENDMENT OR TERMINATION

A.                                   Amendment of Plan.  This Plan may be amended at any time in the sole discretion of the Committee or the Board, by written resolution, to the extent that such amendment complies with applicable laws including Code Section 409A and the Regulations promulgated thereunder.  No such amendment shall affect the time of distribution of Compensation earned prior to the effective date of such amendment except as the Committee may determine to be necessary to carry out the purpose of the Plan.  In addition, no such amendment shall make the Trust revocable.

B.                                     Termination of Plan.  The Plan may be terminated at any time by the Committee or the Board by a written instrument executed by its members.  Following the termination of the Plan, the Participants’ Accounts may be liquidated in accordance with one of the following:

1.                                       the termination and liquidation of the Plan within twelve (12)  months of a complete dissolution of the Corporation taxed under Section 331 of the Code or with the approval of a bankruptcy court pursuant to 11 U.S.C. § 503(b)(1)(A); provided that the amounts deferred under this Plan are included in the Participants’ gross incomes in the latest of the following years (or, if earlier, the taxable year in which the amount is actually or constructively received): (i) the calendar year in which the Plan is terminated; (ii) the first calendar year in which the amount is no longer subject to a substantial risk of forfeiture; or (iii) the first calendar year in which the payment is administratively practicable.

2.                                       the termination and liquidation of the Plan pursuant to irrevocable action taken by the Committee or the Corporation within the thirty (30) days preceding or the twelve (12) months following a Change in Control; provided that all Aggregated Plans are terminated and liquidated with respect to each Participant that experienced the Change in Control, so that under the terms of the termination and liquidation, all such Participants are required to receive all amounts of deferred compensation under this Plan and any other Aggregated Plans within twelve (12) months of the date the Committee or the Corporation irrevocably takes all necessary action to terminate and liquidate this Plan and the Committee or the Corporation, as the case may be, takes all necessary action to terminate and liquidate such other Aggregated Plans;

3.                                       the termination and liquidation of the Plan, provided that: (i) the termination and liquidation does not occur proximate to a downturn in the Corporation’s financial health; (2) the Committee or the Corporation, as the case may be, terminates and liquidates all Aggregated Plans; (3) no payments in liquidation of this Plan are made within twelve (12) months of the date the Committee or the Corporation irrevocably takes all necessary action to terminate and liquidate this Plan, other than payments that would be payable under the terms of this Plan if the action to terminate and liquidate this Plan had not occurred; (4) all payments are made within twenty four (24) months of the date on which the Committee or the Corporation irrevocably takes all action necessary to terminate and liquidate this Plan; and (5) the Corporation does not adopt a new Aggregated Plan at any time within three (3) years following the date on which the Committee or the Corporation irrevocably takes all action necessary to terminate and liquidate the Plan.

ARTICLE VII

AUDITING OF ACCOUNTS AND STATEMENTS

TO PARTICIPANTS

A.                                   Auditing of Accounts.  The Plan shall be audited from time to time as directed by the Committee by auditors selected by the Committee.

B.                                     Statements to Participants.  Statements will be provided to Participants under the Plan on at least an annual basis.

C.                                     Fees and Expenses of Administration.  Accounts of Participants shall be charged for fees of the Trustee and expenses of administration of the Plan.

D.                                    Noncompliance.  If this Plan fails to meet the requirements of, or fails to be operated in accordance with, Code Section 409A and the Regulations promulgated thereunder, Compensation deferred for a Participant under this Plan and any Aggregated Plan (and all earnings thereon) with respect to such Participant are includible in the Participant’s gross income for the taxable year in which they were earned to the extent they are not subject to a “substantial risk of forfeiture” and not previously included in such Participant’s gross income.  The amount of tax owed by the Participant shall be increased by the amount of interest at the underpayment rate, plus 1%.  A 20% excise tax on the amount required to be included in the Participant’s income will also be assessed.  The Corporation intends for the Plan to be operated in accordance with all applicable laws, but in the event that the Plan fails to meet the requirements or fails to be operated in accordance with applicable laws, the Corporation will not be responsible for any assessment of income tax, late fee, and/or excise tax.  Such amounts will solely be the responsibility of each affected Participant.

ARTICLE VIII

MISCELLANEOUS PROVISIONS

A.                                   Vesting of Accounts.  Each Participant shall be fully vested in his or her Account, which includes Compensation Deferrals transferred into the Plan from the Imperial Entertainment Group Equity Appreciation Rights Program, notwithstanding the vesting schedule set forth in the Imperial Entertainment Group Equity Appreciation Rights Program.

B.                                     Prohibition Against Assignment.  Benefits payable to Participants and their Beneficiaries under the Plan may not be anticipated, assigned (either at law or in equity), alienated, sold, transferred, pledged or encumbered in any manner, nor may they be subjected to attachment, garnishment, levy, execution or other legal or equitable process for the debts, contracts, liabilities, engagements or acts of any Participant or Beneficiary.  It will not, however, be deemed a violation of this Article VIII(B) to comply with a domestic relations order pursuant to procedures established by the Committee.

C.                                     No Employment Contract.  Nothing in the Plan is intended to be construed, or shall be construed, as constituting an employment contract between the Employer and any Participant nor shall any Plan provision affect the Employer’s right to discharge any Participant for any reason or for no reason.

D.                                    Successors Bound.  An Irrevocable Election Form submitted by or on behalf of a Participant shall be binding upon and inure to the benefit of the Corporation, its successors and assigns, and to the Participant and to the Participant’s Beneficiaries, heirs, executors, administrators and other legal representatives.

E.                                      Prohibition Against Loans.  The Participant may not borrow any Compensation Deferrals from the Corporation (or the Trust) nor utilize his or her Account as security for any loan from the Employer.

F.                                      Administration By Committee.  Responsibility for administration of the Plan shall be vested in the Committee.  To the extent permitted by law, the Committee may delegate any authority it possesses to the Plan Administrator(s).  This includes the power and authority to comply with the withholding and reporting requirements of Code Section 409A and the Regulations promulgated thereunder.  To the extent the Committee has delegated authority concerning a matter to the Plan Administrator(s), any reference in the Plan to the “Committee” insofar as it pertains to such matter, shall refer likewise to the Plan Administrator(s).

G.                                     Governing Law and Rules of Construction.  This Plan shall be governed in all respects, whether as to construction, validity or otherwise, by applicable federal law and, to the extent that federal law is inapplicable, by the laws of the State of Delaware and also in accordance with Code Section 409A and the Regulations promulgated thereunder. It is the intention of the Corporation that the Plan established hereunder be “unfunded” for income tax purposes and for purposes of Title I of ERISA, and the provisions hereof shall be construed in a manner to carry out that intention.

H.                                    Power to Interpret.  This Plan shall be interpreted and effectuated to comply with the applicable requirements of ERISA, the Code and other applicable tax law principles; and all such applicable requirements are hereby incorporated herein by  reference.  Subject to the above, the Committee shall have the sole and absolute discretion to construe and interpret this Plan, including but not limited to all provisions of this Plan relating to eligibility for benefits and the amount, manner and time of payment of benefits, any such construction and interpretation by the Committee and any action taken thereon in good faith by the Plan Administrator(s) to be final and conclusive upon any affected party.  The Committee shall also have the sole and absolute discretion to correct any defect, supply any omission, or reconcile any inconsistency in such manner and to such extent as the Committee shall deem proper to carry out and put into effect this Plan; and any construction made or other action taken by the Committee pursuant to this Article VIII(H) shall be binding upon such other party and may be relied upon by such other party.

I.                                         Compliance & Severability.  It is the Corporation’s intent to comply with all applicable tax and other laws, including Code Section 409A and the Regulations promulgated thereunder, so that all rights under the Plan will be limited as necessary in the judgment of the Committee to conform therewith.  Therefore, consistent with the effectuation of the purposes hereof, each provision of this Plan shall be treated as severable, to the end that, if any one or more provisions shall be adjudged or declared illegal, invalid or unenforceable, this Plan shall be interpreted, and shall remain in full force and effect, as though such provision or provisions had never been contained herein.

J.                                        Claims Procedures.  Any claim for benefits under the Plan, must be made pursuant to ERISA claims procedures, a copy of which is attached as Exhibit B.

K.                                    Effective Date.  The effective date of this amendment and restatement shall be December 31, 2008, except as otherwise expressly stated herein.

EXHIBIT A

CHANGE OF CONTROL

A.                                  For the purpose of this Plan, a “Change of Control” shall mean:

1.                                        The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (i) the then outstanding shares of common stock of the Corporation (the “Outstanding Corporation Common Stock”) or (ii) the combined voting power of the then outstanding voting securities of the Corporation entitled to vote generally in the election of directors (the “Outstanding Corporation Voting Securities”); provided, however, that for purposes of this subsection 1, the following acquisitions shall not constitute a Change of Control:  (i) any acquisition directly from the Corporation, (ii) any acquisition by the Corporation, (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Corporation or any corporation controlled by the Corporation or (iv) any acquisition by any corporation pursuant to a transaction which complies with clauses (i), (ii) and (iii) of subsection A.3. of this Exhibit A; or

2.                                        Individuals who, as of the date hereof, constitute the Corporation’s Board of Directors (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Corporation’s stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

3.                                        Consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the Corporation’s assets (a “Business Combination”), in each case, unless, following such Business Combination, (i) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Corporation Common Stock and Outstanding Corporation Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the company resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Corporation or all or substantially all of the Corporation’s assets either directly or through one or more subsidiaries) in substantially the same proportions

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as their ownership, immediately prior to such Business Combination of the Outstanding Corporation Common Stock and Outstanding Corporation Voting Securities, as the case may be, (ii) no Person (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) of the Corporation or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of the company resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination and (iii) at least a majority of the members of the board of directors of the company resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

4.                                        Approval by the Corporation’s stockholders of a complete liquidation or dissolution of the Corporation.

B.                                    With respect to any Award subject to Section 409A of the Code, and for purposes of Section B of Article VI, the definition of “Change of Control” shall mean:

1.                                        any one person, or more than one person acting as a group, acquires ownership of stock of the Corporation that, together with stock held by such person or group, constitutes more than 50% of the total fair market value or total voting power of the stock of the Corporation;

2.                                        any one person, or more than one person acting as a group, acquires (or has acquired during any twelve (12) month period) ownership of stock of the Corporation possessing 30% or more of the total voting power of the stock of the Corporation;

3.                                        a majority of the members of the Board is replaced during any twelve (12) month period by directors whose appointment is not endorsed by a majority of the members of the Board before the date of the appointment or election; or

4.                                        any one person, or more than one person acting as a group, acquires (or has acquired during any twelve (12) month period) assets from the Corporation that have a total gross fair market value equal to or more than 40% of the total gross fair market value of all of the assets of the Corporation immediately before such acquisition or acquisitions.

The determination of whether a Change of Control has occurred under this Section B of Exhibit A shall be made by the Committee in accordance with the provisions of Code Section 409A and the Regulations promulgated thereunder.

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EXHIBIT B

CLAIM REVIEW PROCEDURES

I.                                        Claims Based on Determination of Disability

a.                                      Claim for Benefits.  In the event that a Participant or Beneficiary is denied a claim for benefits under this Plan that is based on a finding of Disability, the Plan Administrator will, within a reasonable period of time, but not later than forty-five (45) days after its receipt of the claim, provide the claimant a written statement, which shall be delivered or mailed to the claimant by certified or registered mail to his last known address, and which shall contain the following:

(1)                                  the specific reason or reasons for the denial of benefits;

(2)                                  a specific reference to the pertinent provisions of the Plan upon which the denial is based;

(3)                                  a description of any additional material or information that is necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary;

(4)                                  an explanation of the Plan’s review procedures and the time limits applicable to such procedures, as provided below, including a statement of the claimant’s right to bring a civil action under Section 502(a) of the Employee Retirement Income Security Act of 1974, as amended, following an adverse benefit determination on review;

(5)                                  if an internal rule, guideline, protocol, or other similar criterion was relied upon in making the adverse determination, either the specific rule, guideline, protocol, or other similar criterion, or a statement that such a rule, guideline, protocol, or other similar criterion was relied upon in making the adverse determination and that a copy of such rule, guideline, protocol, or other criterion will be provided free of charge to the claimant upon request; and

(6)                                  if the adverse benefit determination is based on a medical necessity or experimental treatment or similar exclusion or limit, either an explanation of the scientific or clinical judgment for the determination, applying the terms of the Plan to the claimant’s medical circumstances, or a statement that such explanation will be provided free of charge upon request.

In the event that the Plan Administrator determines that an extension is necessary due to matters beyond the control of the Plan, the Plan Administrator will provide the claimant with the written statement described above not later than seventy-five (75) days after receipt of the claimant’s claim, but, in that event, the Plan Administrator will furnish the claimant, within forty-five (45) days after its receipt of the claim, written notification of the extension explaining the circumstances requiring the extension and the date by which the Plan Administrator expects to render a decision.  If, prior to the end of the first thirty (30)-day extension, the Plan

Administrator determines that, due to matters beyond the control of the Plan, a decision cannot be rendered within that extension period, the period for making the determination may be extended for up to an additional thirty (30) days, provided that the Plan Administrator notifies the claimant, prior to the expiration of the first thirty (30)-day extension period, of the circumstances requiring the extension and the date as of which the Plan Administrator expects to render a decision.  In the case of any extension under this paragraph, the notice of extension shall specifically explain the standards on which entitlement to a benefit is based, the unresolved issues that prevent a decision on the claim, and the additional information needed to resolve those issues, and the claimant shall be afforded at least forty-five (45) days within which to provide the specified information.

b.                                      Appeals.  Within one hundred eighty (180) days after receipt of a notice of a denial of benefits as provided above, if the claimant disagrees with the denial of benefits, the claimant or his authorized representative may request, in writing, a review of his claim by one or more fiduciaries appointed by the Plan Administrator to conduct a review of the claim.  The claimant or his authorized representative may request to appear before the appointed fiduciary for the review. The claimant will be given the opportunity to submit written comments, documents, records, and other information relating to the claim for benefits.  The claimant will be provided, upon request and free of charge, reasonable access to, and copies of, all documents, records, and other information relevant to the claimant’s claim for benefits, as provided in Department of Labor regulations.  In conducting its review, the fiduciary will consider all comments, documents, records, and other information relating to the claim submitted by the claimant or his authorized representative, whether or not such information was submitted or considered in the initial benefit determination.

The review will not afford deference to the initial adverse benefit determination and will be conducted by an appropriate named fiduciary of the Plan who is neither the individual who made the adverse benefit determination that is the subject of the appeal, nor the subordinate of that individual.  If the adverse benefit determination is based in whole or in part on a medical judgment, including determinations with regard to whether a particular treatment, drug, or other item is experimental, investigational, or not medically necessary or appropriate, the appropriate named fiduciary will consult with a health care professional who has appropriate training and experience in the field of medicine involved in the medical judgment.  The health care professional will be an individual who is neither an individual who was consulted in connection with the adverse benefit determination that is the subject of the appeal, nor the subordinate of any such individual.  Any medical or vocational experts whose advice was obtained on behalf of the Plan in connection with a claimant’s adverse benefit determination will be identified upon written request by the claimant or his authorized representative, without regard to whether the advice was relied upon in making the benefit determination.

Within a reasonable period of time, but not later than forty-five (45) days after receipt of a written application for review of his claim, the fiduciary will notify the claimant of the decision on review by delivery or by certified or registered mail to his last known address; provided, however, in the event that special circumstances require an extension of time for processing such application, the fiduciary will notify the claimant of the decision not later than ninety (90) days after receipt of such application, but, in that event, the fiduciary will furnish the claimant, within forty-five (45) days after its receipt of the application, written notification of the extension explaining the circumstances requiring the extension and the date that it is anticipated that the decision will be furnished. The decision will be in writing and will include the specific reasons for the decision presented in a manner calculated to be understood by the claimant and will contain reference to all relevant Plan provisions on which the decision was based, as well as a statement that the claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records, and other information relevant to the claimant’s claim for benefits, and a statement of the claimant’s right to bring an action under Section 502(a) of the Employee Retirement Income Security Act of 1974. The notification will also include:  (i)  if an internal rule, guideline, protocol, or other similar criterion was relied upon in making the adverse determination, either the specific rule, guideline, protocol, or other similar criterion, or a statement that such rule, guideline, protocol, or other similar criterion was relied upon in making the adverse determination and that a copy of the rule, guideline, protocol, or other similar criterion will be provided free of charge to the claimant upon request;  and (ii)  if the adverse benefit determination is based on a medical necessity or experimental treatment or similar exclusion or limit, either an explanation of the scientific or clinical judgment for the determination, applying the terms of the Plan to the claimant’s medical circumstances, or a statement that such explanation will be provided free of charge upon request.  The decision will be final and conclusive.

2.                                  Claims Not Based on Determination of Disability.

a.                                      Claim for Benefits.  In the event that a Participant or Beneficiary is denied a claim for benefits under this Plan, other than a claim based on a determination of Disability, the Plan Administrator will, within a reasonable period of time, but not later than ninety (90) days after its receipt of the claim, provide the claimant a written statement, which shall be delivered or mailed to the claimant by certified or registered mail to his last known address, and which will contain the following:

(1)                                  the specific reason or reasons for the denial of benefits;

(2)                                  a specific reference to the pertinent provisions of the Plan upon which the denial is based;

(3)                                  a description of any additional material or information that is necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary; and

(4)                                  an explanation of the review procedures and the time limits applicable to such procedures, as provided below, including a statement of the claimant’s right to bring a civil action under Section 502(a) of the Employee Retirement Income Security Act of 1974 following an adverse benefit determination on review.

 In the event that the Plan Administrator determines that an extension is necessary due to matters beyond the control of the Plan, the Plan Administrator will provide the claimant with the written statement described above not later than one hundred eighty (180) days after receipt of the claimant’s claim, but, in that event, the Plan Administrator will furnish the claimant, within ninety (90) days after its receipt of the claim, written notification of the extension explaining the special circumstances requiring the extension and the date by which the Plan Administrator expects to render a decision.

b.                                      Appeals.  Within sixty (60) days after receipt of a notice of a denial of benefits as provided above, if the claimant disagrees with the denial of benefits, the claimant or his authorized representative may request, in writing, that the Plan Administrator review his claim and may request to appear before the Plan Administrator for the review. The claimant will be given the opportunity to submit written comments, documents, records, and other information relating to the claim for benefits.  The claimant will be provided, upon request and free of charge, reasonable access to, and copies of, all documents, records, and other information relevant to the claimant’s claim for benefits, as provided in Department of Labor regulations.  In conducting its review, the Plan Administrator will consider all comments, documents, records, and other information relating to the claim submitted by the claimant or his authorized representative, whether or not such information was submitted or considered in the initial benefit determination.

Within a reasonable period of time, but not later than sixty (60) days after receipt by the Plan Administrator of a written application for review of his claim, the Plan Administrator will notify the claimant of its decision on review by delivery or by certified or registered mail to his last known address; provided, however, in the event that special circumstances require an extension of time for processing such application, the Plan Administrator will so notify the claimant of its decision not later than one hundred twenty (120) days after receipt of such application, but, in that event, the Plan Administrator will furnish the claimant, within sixty (60) days after its receipt of such application, written notification of the extension explaining the special circumstances requiring the extension and the date that it is anticipated that its decision will be furnished. The decision of the Plan Administrator will be in writing and will include the specific reasons for the decision presented in a manner calculated to be understood by the claimant and will contain reference to all relevant Plan provisions on which the decision was based, as well as a statement that the claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records, and other information relevant to the claimant’s claim for benefits, and a statement of the claimant’s right to bring an action under Section 502(a) of the Employee Retirement Income Security Act of 1974.  The decision of the Plan Administrator will be final and conclusive.